Exhibit 15.1
Calculation of Effective Tariff and Effective Utilization Rate

		Total	Total	Installed			Effective	Effective
		Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
		(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
Our Company	the year ended Dec 31, 2007	19,498,009	108,303,945	33.0	N/A	N/A	0.18	56.6
	the year ended Dec 31, 2008	110,076,549	333,964,005	271.0	N/A	N/A	0.33	29.2
	the year ended Dec 31, 2009	247,120,130	798,945,372	376.6	N/A	N/A	0.34	30.8
Binglangjiang I	the year ended Dec 31, 2006	16,472,000	106,646,530	21.0	365	1.06	0.16	58.0
	the period ended Apr 24, 2007	4,433,000	23,495,595	21.0	114	1.06	0.20	40.9
	the period from Apr 25 to Dec 31, 2007	12,988,764	88,545,602	21.0	251	1.06	0.16	70.0
	the year ended Dec 31, 2007	17,421,764	112,041,197	21.0	365	1.06	0.17	60.9
	the year ended Dec 31, 2008	19,410,025	117,278,061	21.0	366	1.06	0.18	63.6
	the year ended Dec 31, 2009	16,556,208	95,514,582	21.0	365	1.06	0.18	51.9

Binglangjiang II	the year ended Dec 31, 2009	3,706,529	29,141,455	20.0	118	1.06	0.13	51.5

Liyuan	the period from May 21 to Dec 31, 2007	5,405,584	19,758,343	12.0	225	1.06	0.29	30.5
	the year ended Dec 31, 2007	5,405,584	19,758,343	12.0	365	1.06	0.29	18.8
	the year ended Dec 31, 2008	6,866,482	25,098,176	12.0	366	1.06	0.29	23.8
	the year ended Dec 31, 2009	6,411,614	23,435,555	12.0	365	1.06	0.29	22.3

Yingchuan	the year ended Dec 31, 2006	38,925,000	97,116,588	40.0	365	1.06	0.43	27.7
	the year ended Dec 31, 2007	42,998,000	102,700,957	40.0	365	1.06	0.44	29.3
	the period from Jan 31 to Dec 31, 2008	37,594,669	90,254,137	40.0	336	1.06	0.44	28.0
	the year ended Dec 31, 2008	37,659,160	90,768,127	40.0	366	1.06	0.44	25.8
	the year ended Dec 31, 2009	44,925,331	107,225,642	40.0	365	1.06	0.44	30.6

Wuliting	the year ended Dec 31, 2007	27,532,000	65,423,294	42.0	365	1.06	0.45	17.8
	the period from Jan 31 to Dec 31, 2008	29,946,906	69,232,680	42.0	336	1.06	0.46	20.4
	the year ended Dec 31, 2008	30,371,102	70,224,000	42.0	366	1.06	0.46	19.0
	the year ended Dec 31, 2009	40,143,784	92,554,440	42.0	365	1.06	0.46	25.2

Jiulongshan	the year ended Dec 31, 2009	27,124,666	73,964,924	37.6 (1)	280	1.17	0.43	20.0

Zhougongyuan	the year ended Dec 31, 2009	1,197,109	2,934,316	16.0 (1)	61	1.17	0.48	12.5

Ruiyang	the year ended Dec 31, 2007	31,513,675	68,645,855	32.0	365	1.06	0.49	24.5
	the year ended Dec 31, 2008	22,862,842	51,237,120	32.0	366	1.06	0.47	18.2
	the period from Jan1 to Aug 19,2009	24,167,675	55,261,800	32.0	231	1.06	0.46	31.1
	the period from Aug 20 to Dec 31, 2009	3,109,994	7,191,974	32.0	134	1.06	0.46	6.1

		Total	Total	Installed			Effective	Effective
		Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
		(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
	The year ended Dec 31,2009	27,277,669	62,453,774	32.0	365	1.06	0.46	22.3

Shapulong	the period from Jan 1 to Dec 24, 2007	18,313,000	43,292,057	25.0	358	1.06	0.45	20.2
	the year ended Dec 31, 2008	17,723,482	42,308,157	25.0	366	1.06	0.44	19.3
	the period from Jan 1 to Aug 2,2009	9,702,244	22,279,828	25.0	215	1.06	0.44	17.3
	the period from Aug 3 to Dec 31, 2009	7,581,398	18,351,068	25.0	150	1.06	0.44	20.0
	the year ended Dec 31, 2009	17,283,642	40,630,896	25.0	365	1.06	0.44	18.6

Banzhu	the year ended Dec 31, 2006	55,561,000	180,461,022	45.0	365	1.17	0.36	45.8
	the year ended Dec 31, 2007	52,029,000	169,092,862	45.0	365	1.17	0.36	42.9
	the year ended Dec 31, 2008	47,872,768	155,536,410	45.0	366	1.17	0.36	39.3
	the year ended Dec 31, 2009	38,972,232	126,659,753	45.0	365	1.17	0.36	32.1

Wangkeng	the year ended Dec 31, 2006	40,242,000	151,882,677	40.0	365	1.17	0.31	43.3
	the year ended Dec 31, 2007	31,475,000	118,792,231	40.0	365	1.17	0.31	33.9
	the year ended Dec 31, 2008	34,237,226	129,217,917	40.0	366	1.17	0.31	36.8
	the year ended Dec 31, 2009	28,713,380	108,369,852	40.0	365	1.17	0.31	30.9

Yuanping	the year ended Dec 31, 2007	6,274,209	30,071,595	16.0	365	1.06	0.22	21.5
	the year ended Dec 31, 2008	8,004,678	38,393,478	16.0	366	1.06	0.22	27.3
	the year ended Dec 31, 2009	12,624,433	44,316,824	16.0	365	1.06	0.27	31.6

Yuheng	the year ended Dec 31,2007	9,384,000	54,955,750	30.0	228	1.06	0.18	33.5
	the period from Jan 1 to Oct 20, 2008	14,154,407	82,893,211	30.0	294	1.06	0.18	39.2
	the period from Oct 21 to Dec 31, 2008	2,180,392	8,090,245	30.0	72	1.06	0.29	15.6
	the year ended Dec 31, 2008	16,334,799	90,983,456	30.0	365	1.06	0.19	34.6
	the year ended Dec 31, 2009	16,053,453	69,284,988	30.0	365	1.06	0.29	26.4

	Weighted Average Utilization Rate for Consolidated Number 2008****							29.2%

	Weighted Average Utilization Rate for Consolidated Number 2009****							30.8%

	Weighted Average Utilization Rate for whole year Number 2008****							33.7%

	Total	Total	Installed			Effective	Effective
	Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
	(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
Weighted Average Utilization Rate for whole year Number 2009****							30.2%

*	Tax rate = 1+VAT (VAT is 6% or 17%, as applicable)

**	Effective Tariff = Total Revenues / Total Electricity Sold *tax rate

***	Effective Utilization Rate=Total Electricity Sold / (Installed Capacity *1000*24*Number of Days)*100

****	Weighted Average Utilization Rate = (Total Sold KWh)/(Total Installed Capacity), with/without Shapulong

*****	Consolidated Utilization Rate=Total Electricity Sold/SUM(Installed Capacity(MW)*1000*24*Number of Days)*100

(1)	Jiulongshan and Zhougongyuan projects were split from Zhougongyuan projects in December 2009. The total installed capacity for Jiulongshan was 37.6 MW and for Zhougongyuan 16.0 MW.